Exhibit 23.1



             CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2001 relating to the financial statements of The Bombay Company, Inc., which appears in The Bombay Company Inc.'s Annual Report on Form 10-K for the year ended February 3, 2001.




/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Fort Worth, Texas
February 13, 2002